UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
September 5, 2017

GoDaddy Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-36904	46-5769934
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

14455 N. Hayden Road
Scottsdale, Arizona 85260
(Address of principal executive offices, including zip code)

(480) 505-8800
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities
In connection with the offering described in Item 8.01 below, GoDaddy Inc., (the “Company”) issued approximately 13,773,891 shares of Class A common stock to certain Selling Stockholders (as defined below) upon exchange of Desert Newco, LLC units (together with the same number of shares of the Company’s Class B common stock) pursuant to the exchange agreement between the holders of Desert Newco, LLC units and the Company.
The issuance of shares of Class A common stock in accordance with the terms and subject to the conditions set forth in the exchange agreement was made in reliance on Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”).
Item 8.01 Other Events
On September 5, 2017, the Company entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC as underwriters named therein (collectively the “Underwriters”), and the selling stockholders named therein (collectively, the “Selling Stockholders”). Pursuant to the terms of the Underwriting Agreement, the Selling Stockholders have agreed to sell, and the Underwriters have agreed to purchase, subject to and on the conditions set forth therein, an aggregate of 20,000,000 shares of the Company’s Class A common stock. The Company will not receive any proceeds from the sale of shares by the Selling Stockholders. Also, pursuant to the Underwriting Agreement, the Company agreed to sell, and the Underwriters have agreed to purchase, subject to and on the conditions set forth therein, an aggregate of 50,000 shares of its Class A common stock. The Company intends to use the proceeds to pay the transaction expenses incurred in connection with the offering and any remaining proceeds for general corporate purposes.
The Underwriting Agreement contains customary representations, warranties and agreements by the Company and the Selling Stockholders, customary conditions to closing, indemnification obligations of the Company, the Selling Stockholders and the Underwriters, including for liabilities under the Securities Act, other obligations of the parties and termination provisions.
The offering is being made pursuant to the Company’s automatically effective shelf registration statement (the “Registration Statement”) on Form S-3 (Registration No. 333-210589), including the prospectus dated April 5, 2016 contained therein, and the prospectus supplement dated September 5, 2017.
Item 9.01    Financial Statements and Exhibits
(d)    Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of September 5, 2017 by and among GoDaddy Inc., the Selling Stockholders and Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as the underwriters named therein
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GODADDY INC.

Date:	September 8, 2017	/s/ Nima Kelly
Nima Kelly
Executive Vice President & General Counsel

Exhibit Index

Exhibit No.	Description
1.1	Underwriting Agreement, dated as of September 5, 2017 by and among GoDaddy Inc., the Selling Stockholders and Morgan Stanley & Co. LLC and Goldman Sachs & Co. LLC, as the underwriters named therein
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1)